             PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                   Exhibit 21


LIST OF SUBSIDIARIES AND INVESTMENTS
--------------------------------------------------------------------------------

Registrant:

Phelps Dodge Corporation (New York).  The Registrant has no parent.

                                                                                                                 Registrant's
                                                                                                                  percent of
                                                                                                                 voting power
                                                                                                                 ------------
CONSOLIDATED SUBSIDIARIES:

         Alambres y Cables de Panama, S.A. (Panama)-------------------------------------------------------            78.1
         Alambres y Cables Venezolanos, C.A. (Venezuela)--------------------------------------------------           100.0
         Cables Electricos Ecuatorianos, C.A. (Ecuador)---------------------------------------------------            67.1
         Cobre Cerrillos Sociedad Anonima (Chile)---------------------------------------------------------           100.0
         Cocesa Ingenieria y Construccion, S.A. (Chile)---------------------------------------------------           100.0
         Columbian Carbon Deutschland GmbH (Germany)------------------------------------------------------            90.0
         Columbian Carbon Europa S.r.l. (Italy)-----------------------------------------------------------           100.0
         Columbian Carbon International, S.A. (France)----------------------------------------------------           100.0
         Columbian Carbon Philippines, Inc. (Philippines)-------------------------------------------------            88.2
         Columbian Carbon Spain, S.A. (Spain)-------------------------------------------------------------           100.0
         Columbian Chemicals Brasil, S.A. (Brazil)--------------------------------------------------------           100.0
         Columbian Chemicals Canada Ltd. (Ontario)--------------------------------------------------------           100.0
         Columbian Chemicals Company (Delaware)-----------------------------------------------------------           100.0
         Columbian Chemicals Europa GmbH (Germany)--------------------------------------------------------           100.0
         Columbian International Chemicals Corporation (Delaware)-----------------------------------------           100.0
         Columbian International Trading Company (Delaware)-----------------------------------------------           100.0
         Columbian Tiszai Carbon Ltd. (Hungary)-----------------------------------------------------------           100.0
         Columbian (U.K.) Limited (United Kingdom)--------------------------------------------------------           100.0
         Compania Contractual Minera Candelaria (Chile)---------------------------------------------------            80.0
         Compania Contractual Minera Ojos del Salado (Chile)----------------------------------------------           100.0
         CONDUCEN, S.A. (Costa Rica)----------------------------------------------------------------------            73.4
         Conductores Electricos de Centro America, Sociedad Anonima (El Salvador)-------------------------            72.4
         Cyprus Amax Minerals Company (Delaware)----------------------------------------------------------           100.0
         Dodge & James Insurance Company, Ltd. (Bermuda)--------------------------------------------------           100.0
         Electroconductores de Honduras, S.A. de C.V. (Honduras)------------------------------------------            59.4
         Metals Fabricators of Zambia Limited (Zambia)----------------------------------------------------            51.0
         PD Candelaria, Inc. (Delaware)-------------------------------------------------------------------           100.0
         PD Cobre, Inc. (Delaware)------------------------------------------------------------------------           100.0
         Phelps Dodge Australasia, Inc. (Delaware)--------------------------------------------------------           100.0
         Phelps Dodge Chino, Inc. (Delaware)--------------------------------------------------------------           100.0
         Phelps Dodge High Performance Conductors of NJ, Inc. (New Jersey)--------------------------------           100.0
         Phelps Dodge High Performance Conductors of SC and GA, Inc. (New York)---------------------------           100.0

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                                     - 2 -

                                                                                                                 Registrant's
                                                                                                                  percent of
                                                                                                                 voting power
                                                                                                                 ------------
CONSOLIDATED SUBSIDIARIES (CONTINUED):

         Phelps Dodge Industries, Inc. (Delaware)---------------------------------------------------------           100.0
         Phelps Dodge International Corporation (Delaware)------------------------------------------------           100.0
         Phelps Dodge Magnet Wire GmbH (Austria)----------------------------------------------------------           100.0
         Phelps Dodge Morenci, Inc. (Delaware)------------------------------------------------------------           100.0
         Phelps Dodge Overseas Capital Corporation (Delaware)---------------------------------------------           100.0
         Phelps Dodge Refining Corporation (New York)-----------------------------------------------------           100.0
         Phelps Dodge Thailand Limited (Thailand)---------------------------------------------------------            75.5
         Phelps Dodge Wire and Cable Holdings de Mexico, S.A. de C.V. (Mexico)----------------------------            99.0
         Phelps Dodge Yantai China Holdings, Inc. (Cayman Islands)----------------------------------------            66.7
         Sevalco Limited (United Kingdom)-----------------------------------------------------------------           100.0


INVESTMENTS CARRIED ON AN EQUITY BASIS:

         Apache Nitrogen Products, Inc.-------------------------------------------------------------------            49.2
         Columbian Carbon Japan Ltd. (Japan)--------------------------------------------------------------            68.0
         Keystone Electric Wire and Cable Company Limited (Hong Kong)-------------------------------------            20.0
         Minera Phelps Dodge Mexico, S. de R.L. de C.V. (Mexico)------------------------------------------           100.0
         PDTL Trading Company Limited (Thailand)----------------------------------------------------------            49.0
         Phelps Dodge Philippines, Inc. (Philippines)-----------------------------------------------------            40.0
         The Morenci Water and Electric Company (Arizona)-------------------------------------------------           100.0

Summarized financial information is provided for these and other companies (see
Note 4 to the Consolidated Financial Statements of the Corporation contained in this Form 10-K) pursuant to Article 3 - General Instructions as to Financial Statements.


Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.